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                                                                    EXHIBIT 99.1


Form of proxy materials of Anthem

                                     ANTHEM
                         SPECIAL MEETING OF SHAREHOLDERS

                                     o, 2004
                               o A.M., LOCAL TIME

                                  ANTHEM, INC.
                               120 MONUMENT CIRCLE
                           INDIANAPOLIS, INDIANA 46204

                                     ANTHEM
          PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
                                     o, 2004

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                                                                           PROXY

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON o, 2004. YOUR SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY. IF NO CHOICE IS SPECIFIED, YOUR PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS, AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

         By signing on the other side, I/we appoint Larry C. Glasscock and David
R. Frick, and either of them, as proxies, each with full power of substitution, acting jointly or by any of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in ANTHEM, at the Special Meeting of Shareholders to be held on o, 2004, or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided below and at their discretion on any matters that may properly come before the meeting.

         The Board of Directors recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2 listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

         Please sign on the reverse side of this card and return promptly to o; or, if you choose, you can submit your proxy by calling o, or though the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

         The undersigned acknowledges receipt from Anthem prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated o, 2004.

         SEE REVERSE SIDE. We encourage you to vote by telephone or the Internet. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card and use the enclosed envelope (or send to Anthem, Inc., P.O. Box 8668, Edison, New Jersey 08818-8668); if you wish to vote in accordance with the Board of Directors' recommendation, you need not mark any voting boxes.



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ANTHEM, INC.
120 MONUMENT CIRCLE
INDIANAPOLIS, INDIANA  46204


              Vote your Proxy by any one of the following methods:


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
                       VOTE BY TELEPHONE                          VOTE BY INTERNET

Your vote is important!                                           Your vote is important!
Call toll-free anytime on a touch-tone telephone:                 Log on anytime to:
(877) 779-8683                                                    www.eproxyvote.com/ath
Follow these four easy steps:                                     Follow these four easy steps:

1.   Read the Joint Proxy Statement/Prospectus and Proxy          1.   Read the Joint Proxy Statement/Prospectus and Proxy
     Card                                                              Card

2.   Call the toll-free number (877) 779-8683                     2.   Go to the Internet site www.eproxyvote.com/ath

3.   Enter your Voter Control Number located on your Proxy        3.   Enter your Voter Control Number located on your Proxy
     Card above your name                                              Card above your name

4.   Follow the recorded instructions                             4.   Follow the instructions provided

                            Do not return your Proxy Card if you are voting by Telephone or Internet.

                                      Please see the reverse side of this card if you plan
                                                to attend the Special Meeting.


                                                         VOTE BY MAIL
                                                    Your vote is important!

                                     To vote by mail, detach and return the Proxy Card below.

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[X] Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2.


1.  To approve the issuance of shares of Anthem common stock pursuant to          FOR             AGAINST          ABSTAIN
    the Amended and Restated Agreement and Plan of Merger, effective as
    of October 26, 2003, among Anthem, Anthem Holding Corp. and                   [ ]               [ ]              [ ]
    WellPoint, as more fully described in the accompanying joint proxy statement/prospectus.

2.  To approve the amendment of Anthem's articles of incorporation, as            FOR             AGAINST          ABSTAIN
    more fully described in the accompanying joint proxy
    statement/prospectus.                                                         [ ]               [ ]              [ ]


Signature:                        Date:                     Signature (if held jointly):     Date:


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Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in other representative capacity, please state your full title as such.